UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 10, 2017 (April 20, 2017)

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K originally filed on April 26, 2017 is being filed to amend and restate the Current Report on Form 8-K filed on April 26, 2017 to add additional disclosure regarding the evaluation of the impact of certain immaterial errors on internal control over financial reporting for the year ended December 31, 2016. Tiptree Inc. (the “Company”) does not believe the immaterial errors have any impact on the financial statements included in the 2016 10-K (as defined below).

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously reported on the Current Report on Form 8-K dated April 26, 2017, following the completion of the 2016 audit, the Audit Committee of the Company decided to open the annual selection process to several other independent registered public accounting firms. The Audit Committee, with the assistance of management, performed an evaluation of firms to determine the Company's independent auditor for the 2017 fiscal year. As a result of this process, on April 20, 2017, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

(a) Dismissal of independent registered public accounting firm.

The Audit Committee of the Company will dismiss KPMG LLP (“KPMG”), which is currently serving as the Company’s independent auditors, effective upon completion of their review of the Company's consolidated financial statements as of and for the three-month period ended March 31, 2017.

The audit reports of KPMG on the consolidated financial statements of Tiptree Inc. and subsidiaries as of and for the years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

(1) KPMG’s report on the consolidated financial statements of Tiptree Inc. and subsidiaries as of and for the year ended December 31, 2015 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has elected to early adopt ASU 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis, which resulted in the deconsolidation of several collateralized loan obligations entities as of January 1, 2015.” and

(2) the identification of material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed on March 15, 2016 (the “2015 10-K”).

During the two fiscal years ended December 31, 2016, and the subsequent interim period through April 20, 2017, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG advised the Company on certain material weaknesses in the Company’s internal control over financial reporting as previously reported in the Company’s 2015 10-K.

Following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “2016 10-K”), certain immaterial errors were identified in the financial statements and related disclosures in the 2016 10-K. The Company’s process of evaluating the impact of the immaterial errors on internal control over financial reporting as of December 31, 2016 is not yet complete. The Company is unable to conclude if there are any additional reportable events until such evaluation is complete.

The Company has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 hereto.

(b) Appointment of new independent registered public accounting firm.

On April 20, 2017, the Audit Committee approved the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

During the years ended December 31, 2016 and 2015 and for the period from January 1, 2017 to April 20, 2017, neither the Company nor anyone on its behalf has consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) List of Exhibits:

16.1    Letter of KPMG, dated May 10, 2017 addressed to the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	May 10, 2017	By:	/s/ Sandra E. Bell
Name: Sandra E. Bell
Title: Chief Financial Officer